                                                                    EXHIBIT 10.2


                  _____________________________________________


                               PURCHASE AGREEMENT

                          dated as of February 1, 1999

                                     between

                       TRIAD SYSTEMS FINANCIAL CORPORATION

                                    as Seller

                                       and

                        MELLON US LEASING, A DIVISION OF
                           MELLON LEASING CORPORATION

                                  as Purchaser

                  _____________________________________________

                                 $15,000,000.00


                       __________________________________

                             Purchase and Assignment
                                     Leases
                                Lease Receivables
                                Leased Equipment






                           ___________________________


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         PURCHASE AGREEMENT entered into as of February 1, 1999, between TRIAD
SYSTEMS FINANCIAL CORPORATION, a California corporation ("TSFC"), as seller and assignor, and MELLON US LEASING, A DIVISION OF MELLON LEASING CORPORATION, a Pennsylvania corporation ("MUSL"), as purchaser and assignee.


                             I N T R O D U C T I O N

         A. TSFC is a wholly owned subsidiary of COOPERATIVE COMPUTING, INC., a Delaware corporation formerly known as TRIAD SYSTEMS CORPORATION ("CCI"). CCI manufactures and TSFC purchases from CCI and leases to its customers computer systems and software, all in accordance with an Operating and Support Agreement dated February 1,1999 among CCI, TSFC and MUSL.

         B. MUSL engages in the business of equipment lease financing.

         C. MUSL is willing to purchase from TSFC and TSFC is will to sell to MUSL certain of its customer leases and the related computer systems and software, upgrades and add-ons and other equipment for purchase prices equal to the discounted value of payments under the customer leases, all subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

         1. DEFINITIONS

         When used in capitalized form herein, the following terms shall have the meanings indicated:

         "Anniversary Date" - March 31, 2000.

         "Assignment and Bill of Sale" - an assignment and bill of sale in the form of Exhibit C.

         "Business Day" - any day other than a Saturday, Sunday or a public or bank holiday or the equivalent for banks generally under the laws of the State of California.

         "Closing Date" - with respect to any Purchase - the date on which MUSL makes a Purchase from TSFC under this Agreement.


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         "Commitment" - the purchase commitment of MUSL to TSFC pursuant to
Section 2.

         "Credit Application" - a credit application in the form of Exhibit D detailing certain information to be obtained by TSFC with respect to a prospective lessee and as requested by MUSL.

         "Effective Date" - the date of this Agreement.

         "Eligible Equipment" - new or remanufactured Equipment, including but not limited to, computer systems and related components, software and accessories manufactured or sold by CCI or another manufacturer or seller, having a Purchase Price of not less than One Hundred Thousand Dollars ($100,000.00) subject to an Eligible Lease and not subject to a security interest or other encumbrance in favor of any corporation, firm or other person.

         "Eligible Lease" - a full payout net lease in the form of Exhibit A-1, naming TSFC as lessor, that:

              (a) has a noncancellable term of not less than 24 months nor more than 84 months excluding renewals or extensions;

              (b) provides for (i) Rent and casualty payments in amounts sufficient to repay to MUSL the Purchase Price made in respect of such lease and interest on such Purchase Price at the Rate, (ii) interest on late payments under such lease at a rate not less than the Late Payment Rate and (iii) all payments to be made in United States dollars;

              (c) provides that the lessor's right to receive payment is absolute and not contingent upon the fulfillment of any condition whatsoever other than the passage of time;

              (d) covers only Eligible Equipment and includes all hardware and any other systems required to operate any included software;

              (e) is not subject to any conditions, obligations of, or any right or offset, counterclaim or defense by, the Lessee thereunder;


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              (f)  is a Lease under which the Lessee is not in default; and

              (g)  is in all other respects satisfactory to MUSL.

         "Enforcement Notice" - notice given by MUSL to TSFC pursuant to Section
3.9 of a Lessee Default.

         "Equipment" - any and all Eligible Equipment leased to a Lessee by TSFC under a Lease, located in the United States and purchased by MUSL by the payment of the Purchase Price by MUSL and the execution and delivery by TSFC to MUSL of an Assignment and Bill of Sale specifically describing such Eligible Equipment, together with (i) all accessions, replacements, parts, repairs, fixtures and accessories incorporated therein or affixed thereto under the Lease, and (ii) all upgrades, add-ons and additions incorporated therein or affixed thereto to the extent they have been purchased by MUSL under this Agreement.

         "Funding Commitment" - a notice to TSFC from MUSL in the form of Exhibit E.

         "Guaranty" - a guaranty, in the form of the guaranty (or such other form as requested by MUSL) which comprises a part of Exhibit A-1, executed and delivered by a corporation, firm or other person (a "Guarantor") satisfactory to MUSL, assigned to MUSL as security by the execution and delivery by TSFC of an Assignment and Bill of Sale specifically describing such guaranty.

         "Late Payment Rate" - with respect to a Purchase - two percent (2%) over the applicable Rate.

         "Lease" - an Eligible Lease duly executed by the Lessee, approved by MUSL and purchased by and assigned to MUSL hereunder.

         "Lessee" - a United States-domiciled corporation, partnership or sole proprietorship that is the obligor for payment of Rent under a Lease.

         "Name" - "Triad System Financial Corporation."

         "Operating Agreement" - the Operating and Support Agreement dated as of February 1, 1999 among CCI, TSFC, and MUSL, in the form of Exhibit "B" attached hereto.

         "Operative Documents" - this Agreement, each Assignment and Bill of Sale and the Operating Agreement.


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         "Proposal" - the offer to a prospective lessee developed by TSFC and
MUSL as provided in Section 3.1.

         "Purchase" -With respect to a Lease and the related Equipment, the payment by MUSL of the Purchase Price thereof and the execution and delivery of the Assignment and Bill of Sale by TSFC therefor.

         "Purchase Price" - of a Lease and related Equipment at the time a Purchase is made - each payment of Rent remaining unpaid under the Lease at that time (but excluding any past due Rent), discounted from the date each such payment is due to such time at the Rate.

         "Rate" - with respect to a Purchase - will be that rate determined by mutual agreement of TSFC and MUSL with respect to such Purchase.

         "Rent" - under a Lease, the periodic charges specified in the Lease for the use of the Equipment, excluding casualty or early termination, purchase option and indemnity payments and any amounts a Lessee may be required to pay for taxes, license fees, assessments or maintenance.

         "Repurchase Amount" - with respect to any Lease and related Equipment, an amount equal to the sum of (i) all then due and unpaid Rent under such Lease together with any interest or other amount due thereon at the Late Payment Rate;
(ii) all Rent not then due discount to the date of repurchase at the Rate; and
(iii) any other amounts due MUSL under such Lease, including sales, use, or property taxes.

         "Repurchase Date" - with respect to any Purchase - the twentieth day of each calendar month, commencing with the first such day to occur after the Closing Date for such Purchase.

         "Tradestyle" -"TSFC."

         "CCI" - Cooperative Computing, Inc., a Delaware corporation formerly known as Triad Systems Corporation, or any successor entity resulting from the sale or transfer of the stock of Cooperative Computing, Inc. to another corporation as a result of the merger, acquisition, consolidation, or dissolution of Cooperative Computing, Inc. or resulting from the transfer of all or substantially all of the assets of Cooperative Computing, Inc.

         2. THE COMMITMENT

              2.1 Total Commitment. Subject to the terms and conditions hereof, from time to time, from (and including) the Effective Date to and excluding the Anniversary Date (unless extended by MUSL and TSFC), MUSL


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may make Purchases from TSFC with aggregate Purchase Prices not to exceed
$15,000,000.00; provided that neither TSFC or CCI suffers a material adverse change in its business, condition (financial or other), performance, operations, properties or prospects or in its ability to perform its obligations under the Operative Documents to which it is a party or the Leases.

              2.2 Payments. MUSL shall pay the Purchase Prices of the Purchases and any other payment due under this Agreement in immediately available funds on the Closing Dates for such Purchases. TSFC shall make any payment due under this Agreement to MUSL or its assignee in immediately available funds to the account or address specified by MUSL or such assignee.

         3. THE PURCHASES

              3.1 Proposal. When TSFC has identified a customer who would be interested in considering a Lease, TSFC will advise MUSL in writing of such customer, the type of contract desired and the terms on which such customer has indicated an interest, including any terms and conditions at material variance with the terms and conditions of an Eligible Lease to the extent such material variances may be known to TSFC. MUSL will conduct a preliminary review of the proposed transaction terms and within 24 hours thereafter will issue a written quote to TSFC for the transaction. If TSFC determines that the quote is acceptable, it will so advise MUSL, and TSFC and MUSL will together develop a proposal for the transaction to submit to the customer (a "Proposal").

              3.2 Credit Application and Approval. Upon receipt of acceptance of a Proposal by a Lessee, TSFC will gather the information pertaining to such Lessee and the transaction required by the Credit Application and forward it to MUSL. TSFC will not be responsible for the accuracy or completeness of such information, but it will forward to MUSL all such information it receives. Upon receipt of a Credit Application and related information, MUSL shall promptly conduct such credit investigation and financial analysis of the proposed transaction and Lessee as it shall deem necessary. MUSL will use its best efforts to inform TSFC of its approval or rejection of the proposed transaction within 10 Business Days from the date of MUSL's receipt of all the information set forth on the Credit Application. If, in a given instance, MUSL requires additional time to complete its analysis, MUSL will so advise TSFC prior to the end of the applicable period, whereupon TSFC may, in its sole discretion, grant or deny such additional time. TSFC shall cooperate with and use reasonable efforts to obtain promptly from the Lessee such additional credit information as MUSL shall reasonably request.

              3.3 Funding Commitment. If MUSL approves a transaction with a Lessee, it will issue a funding commitment, the form of which is attached hereto as Exhibit E (a "Funding Commitment"), with respect to such transaction. A


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Funding Commitment shall be effective for 180 days from the date of its issuance, unless otherwise specified therein. Unless otherwise stated in the Funding Commitment, MUSL will finance a given transaction at the lease rate applicable as of the date of the Funding Commitment, adjusted as therein provided for changes in interest rate. In addition, the Funding Commitment shall specify:

              (i) the terms of the Lease (including any nonstandard terms and conditions);
              (ii)  the Equipment subject to the Lease;
              (iii) the Purchase Price of the Equipment;
              (iv) the required documentation for completion of the transaction; and
              (v) any other special conditions or terms MUSL may require for funding the transaction.

              3.4 Cancellation of a Funding Commitment. MUSL reserves the right to cancel a Funding Commitment at any time prior to the funding thereof if MUSL determines, in its sole discretion, that any one or more of the following has occurred:

              (i) any representation made in the related Credit Application (inclusive of all financial information) submitted is false or misleading in any material respect;

              (ii) an event has occurred or a condition or circumstance has arisen which, in its judgment, could result in a material adverse change in the business, condition (financial or otherwise), performance, operations, properties or prospects of Lessee or which, in its judgment, could impair in any material respect Lessee's ability to perform its obligations under the Lease or any guarantor under any related Guaranty;

              (iii) an existing account of Lessee with MUSL has become past due in payments owed, which past due payments are material in amount; or

              (iv) an event has occurred which would constitute a default under this Agreement or the Lease or any related Guaranty.

MUSL shall provide written notice to TSFC of any cancellation of a Funding Commitment.

              3.5 Funding. In aggregate Purchase Prices of not less than $100,000, but in any event, at least quarterly, MUSL shall close Purchases and make payment of Purchase Prices for which Funding Commitments are outstanding and for which the applicable conditions of Section 5.3 have been fulfilled.


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              3.6 Notice to Lessees; Billing. MUSL shall direct the Lessee under each Lease to send all Rent and other amounts due thereunder addressed to TSFC, directly to a lockbox or post office box designated by MUSL and under MUSL's control. If TSFC subsequently receives a payment of Rent on account of a Lease or other amount due thereunder, TSFC agrees to hold the amount in trust for MUSL and immediately forward it to MUSL. If MUSL receives a payment from a Lessee for support, maintenance or other amounts not financed by MUSL hereunder under a Lease, MUSL agrees to hold the amount in trust for TSFC and immediately forward it to TSFC. TSFC hereby authorizes MUSL, in the Name and Tradestyle, or otherwise, to take any and all actions provided for in subparagraphs (a) through
(f) below with respect to each Lease from the date the Purchase Price therefor is paid. TSFC will furnish to MUSL the account information MUSL needs to administer each Lease. TSFC irrevocably appoints MUSL as its agent and attorney-in-fact to perform all aspects of billing, collection, administration and enforcement of each Lease pursuant to this Agreement. TSFC will cooperate with MUSL in taking such actions as may be necessary or appropriate to enable MUSL to process and deposit checks, drafts, bills of exchange, orders and other instruments received and wire transfers of funds made pursuant to the Leases and otherwise to carry out MUSL's rights and responsibilities under this Agreement using the Name and Tradestyle.

                   (a) to endorse or sign TSFC's name on all checks, collections, receipts, UCC's or other documents related to the Leases;

                   (b) to take possession of and open mail addressed to TSFC relating to such collection and remove Rent and proceeds and products of the Lease and related Equipment;

                   (c) to ask, demand, collect, receive, sue for, compound and give acquittance for any and all payments assigned hereunder;

                   (d) to settle, adjust or compromise any claim thereunder as fully as TSFC could itself;

                   (e) to endorse its name on all checks and other commercial paper given in payment or in part payment thereof; and

                   (f) in its discretion, to file any claim or take any other action or proceeding, either in Lender's own name or in TSFC's name or otherwise, that Lender may deem necessary or appropriate to collect any and all sums that may be or become due or payable under the Leases or that may be


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                        necessary or appropriate to protect the right, title and
                        interest of Lender in and to the Leases and related Equipment.

              3.7 Reports. MUSL will provide TSFC with periodic reports relative to the Leases in a form and at times mutually agreed upon by TSFC and MUSL (including a monthly report containing aging information pertaining to open accounts under such Leases).

              3.8 License. TSFC hereby grants to MUSL, and MUSL hereby accepts, the nonexclusive, nontransferable, terminable right and license, to use the Name and Tradestyle upon the terms and conditions set forth herein, solely in connection with the billing, collection, administration, and enforcement of Leases pursuant to this Agreement. Nothing in this Agreement shall be construed as conveying to MUSL any right, title or interest in the Name and Tradestyle or any trademarks, service marks or other intellectual property of TSFC.

              3.9 Default by Lessees. If there shall occur a default by a Lessee under a Lease, and MUSL has determined to commence the exercise of remedies thereunder, MUSL shall give notice thereof (an "Enforcement Notice") to TSFC. Thereupon TSFC shall have the option to either (i) purchase the Lease and related Equipment on the Repurchase Date next occurring after receipt of such notice by paying to MUSL the Repurchase Amount with respect to such Lease and related Equipment or (ii) allow MUSL to proceed with the exercise of remedies in connection with such default under the Lease, in MUSL's name (including completing and delivering to the Lessee the Notice of Assignment received by MUSL from TSFC pursuant to Section 5.3 (f)) and in accordance the collection and enforcement procedures deemed appropriate by MUSL. In the event TSFC does not repurchase a defaulted Lease and related Equipment, TSFC will cooperate with MUSL in pursuing its collection and enforcement procedures and exercising its remedies as provided hereunder, and, at MUSL's request, will cease providing support services to a defaulted Lessee with respect to the leased Equipment until such time as MUSL requests such services to be continued with respect to such Equipment.

              3.10 Upgrades and Additions. TSFC may, from time to time, agree with a Lessee under a Lease that the Equipment subject to such Lease shall be upgraded or that additional Eligible Equipment should be added to such Lease. If TSFC and such Lessee agree to amend such Lease to increase the Rent payable thereunder in consideration of such upgrade or addition, TSFC may


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request that MUSL purchase the upgrade or addition covered by such amendment (
the "Lease Amendment"). Not later than ten (10) Business Days after such request, MUSL shall give TSFC written advice as to whether MUSL, in its sole discretion, has elected to purchase such upgrade or addition. If MUSL fails to give such advice within such ten (10) day period, MUSL shall be deemed to have declined to purchase such upgrade or addition. If MUSL agrees to purchase such upgrade or addition, MUSL shall, subject to satisfaction of the conditions precedent set forth in Sections 4 and 5, Purchase Price therefor in an amount equal to the aggregate increase in Rent effected by the Lease Amendment which remains unpaid as of the applicable Closing Date, but excluding any such increase in Rent which is past due, discounted at the Rate mutually agreed to by MUSL and TSFC. The Closing Date with respect to such Purchase shall be a date agreed upon in writing by MUSL and TSFC. If MUSL agrees to make such a Purchase, the Lease Amendment shall be considered a "Lease" for all purposes of this Agreement (including, without limitation, Section 5).

              3.11 Optional Prepayment: MUSL Refusal to Purchase Upgrades or Additions. If MUSL elects not to purchase an upgrade or addition pursuant to
Section 3.10, TSFC may give MUSL not less than ten (10) days prior written notice of its intention to repurchase the Lease and related Equipment in respect of which an upgrade or addition has been made. On the first Repurchase Date to occur after the ten (10) day notice period has elapsed, TSFC shall pay to MUSL the Repurchase Amount with respect to such Lease.

              3.12 No Other Repurchase Permitted. No Lease and related Equipment may be repurchased for any reason except as otherwise expressly provided in the Agreement.

       4. CONDITIONS PRECEDENT TO THE INITIAL PURCHASE

              MUSL will not make the initial Purchase hereunder until it has received all of the following, in form and substance satisfactory to MUSL:

              4.1 Evidence of Authority of TSFC. Certified resolutions of the Board of Directors of TSFC authorizing the execution, delivery and performance of each of the Operative Documents to which it is a party and any other document required hereunder together with an incumbency certificate with respect to the officer or officers of TSFC executing any of such Operative Documents and any document required hereunder.

              4.2 Evidence of Authority of CCI. Certified resolutions of the Board of Directors of CCI authorizing the execution, delivery and performance of the Operating Agreement and any other document required thereunder together

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with an incumbency certificate with respect to the officer or officers of CCI executing the Operating Agreement and any document required thereunder.

              4.3 Operating Agreement. The Operating Agreement, duly executed by CCI, TSFC, and MUSL.

              4.4 Financial Statements. The most recent consolidated financial statements of Cooperative Computing Holding Company, Inc., which include the operating results of CCI and TSFC.

              4.5 TSFC Officer's Certificate. A certificate from a duly authorized officer of TSFC, dated as of the first Closing Date, stating that:

                   (a) all representations and warranties made by TSFC under this Agreement and under the Operating Agreement are true and correct as of the date of the certificate;

                   (b) TSFC is in compliance with all covenants made under this Agreement; and

                   (c) no event has occurred and is continuing that is, or with the passage of time or giving of notice or both would be, an event of default or a default under or breach of the Operating Agreement; and

                   (d) containing an express undertaking by TSFC to give immediate notice to MUSL if at any time any of the above statements are no longer true.

              4.6 CCI Officer's Certificate. A certificate from a duly authorized officer of CCI, dated as of the first Closing Date, stating that:

                   (a) all representations and warranties made by CCI under the Operating Agreement are true and correct as of the date of the certificate;

                   (b) CCI is in compliance with all covenants made under the Operating Agreement;

                   (c) no event has occurred and is continuing that is, or with the passage of time or giving of notice or both would be, a default under or breach of the Operating Agreement; and


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                   (d)  containing an express undertaking by CCI to give
                        immediate written notice to MUSL if at any time any of the above statements is no longer true.


              5. CONDITIONS PRECEDENT TO ALL PURCHASES

              MUSL will not make any Purchase hereunder (including the initial Purchase) unless on the date thereof:

              5.1 Notice. TSFC shall have given MUSL verbal notice of each Closing Date no later than five (5) Business Days prior to such Closing Date.

              5.2 Operating Agreement. The Operating Agreement shall be in full force and effect and no defaults or breaches shall exist thereunder as of the applicable Closing Date.

              5.3 Receipt of Certain Documents. MUSL shall have received the following, in form and substance satisfactory to MUSL:

                   a) Lease. (i) A signed fax copy or original, manually executed counterparts in the possession of CCI or TSFC on such Closing Date of each Lease financed on such Closing Date and the related Lease Schedule substantially in the form contained in Exhibit "A-1", in each case duly executed by TSFC as lessor and by the Lessee thereunder;

                   (b) Guaranty. If required by MUSL, signed fax copy or original, manually executed counterparts in the possession of CCI or TSFC on such Closing Date of each Guaranty duly executed by the Guarantor;

                   (c) Financing Statements Filed Against Lessees. Either evidence of electronic filing receipts, a search report from Dun & Bradstreet listing, among other things, filing numbers and filing dates or copy of duly executed and filed Uniform Commercial Code financing statements on form UCC-1 naming TSFC as secured party and the Lessees under the Leases to be financed on the Closing Date as debtors, identifying as collateral the Equipment subject to such Leases.


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                   (d)  Assignment and Bill of Sale. An Assignment and Bill of
                        Sale, in the form of Exhibit C, or other form satisfactory to MUSL, duly executed by TSFC relating to and describing the Lease, and Guaranty and the Equipment covered thereby;

                   (f) Notice of Assignment. An original notice to the relevant Lessee of the assignment to MUSL of the relevant Lease, signed by TSFC, substantially in the form of Exhibit "F";

                   (g) Acceptance Supplement. A copy of the original executed counterpart of the delivery and acceptance certificate with respect to each Lease containing a complete description of the Equipment, duly executed by the Lessee thereunder; and

                   (h) Releases. Releases in form and substance reasonably acceptable to MUSL executed by secured lenders, if any, of TSFC having a security interest in the Lease and related Equipment.

                   (i) Other Documents. Such other documents, instruments or agreements as MUSL may reasonably request.


              5.4 No Obligations Assumed by MUSL. Except for TSFC's obligation to permit lessee's quiet enjoyment of the Equipment subject to the Lease so long as no event of default or breach of Lease has occurred and is continuing, MUSL does not assume, and its interest herein shall not be subject to, any obligations or liabilities of TSFC under any Lease or any duty to collect money due thereunder or to enforce collection thereof. MUSL assumes no responsibility, obligation or liability for any representation, warranty or obligation, express or implied, made by any agent or employee of TSFC to a Lessee in connection with any Lease.

              6. INDEMNITIES

              6.1 Indemnities. Notwithstanding anything set forth herein, TSFC shall indemnify, protect and defend MUSL and hold it safe and harmless from and against any and all losses, claims, demands, penalties, actions, suits, proceedings, costs, expenses (including reasonable attorneys' fees), damages and liabilities ("Indemnified Amount") (other than Indemnified Amounts arising from or pertaining to the gross negligence or willful misconduct by MUSL) that


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may at any time be made, brought, incurred, assessed or adjudged against MUSL arising from or pertaining to:

                   (a) the manufacture, purchase, license, subscription, financing, ownership, delivery, rejection, nondelivery, possession, use, operation, maintenance, or repair of the Equipment and in the event TSFC agrees to remarket any Equipment pursuant to Section 8, then with respect such Equipment, any dismantling, transportation, storage, return or other disposition thereof performed by TSFC or at its direction;

                   (b) breach of any covenant or warranty made by TSFC or CCI relating to any Equipment or Lease or maintenance of any Equipment, including qualification of any Equipment for any tax benefit;

                   (c) any claim, action or proceeding involving patent or trademark infringement or copyright or trade secret violations relating to the Equipment (including any interest or penalty) whether or not such claim, action or proceeding involves a claim of infringement or a combination or design patent;

                   (d) failure of MUSL, for whatever reason, to have obtained a first priority perfected purchase money security interest in and lien on the Equipment in the event the Equipment is deemed to be an asset of a Lessee as the result of a Lease being held to be a security agreement rather than a true lease regardless of whether of not Uniform Commercial Code financing statements on form UCC-1 were filed against a Lessee with respect to the Equipment under Section 5.3 (c);

                   (e) any misrepresentation made by any agent or employee of TSFC, or CCI in the course of negotiations regarding any Lease or Equipment;

                   (f) any breach of any warranty or covenant, or any misrepresentation, of TSFC, or CCI in any Lease, any Operative Document or any certificate of an officer of TSFC, or CCI delivered in accordance therewith;

                   (g) failure of any lease or Equipment to comply with applicable laws, regulations or contractual


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                        specifications or warranties, or to be an Eligible Lease
                        or Eligible Equipment, as the case may be;

                   (h) any dispute, claim, offset, or defense of any Lessee (other than payment by, or discharge in bankruptcy of, such Lessee) to the payment of any Rent;

                   (i) MUSL having received from TSFC only a fax copy (rather that the original, manually executed copy) of any Lease or any Guaranty;

                   (j) failure of TSFC or CCI to pay when due any taxes for which it is liable; and

                   (j) any wrongful or negligent acts or omissions of TSFC, its agents or assigns, in carrying out TSFC's obligations, if any, under Section 8.

              TSFC shall assume, at its expense, full responsibility for the defense and satisfaction of the foregoing, with counsel reasonably satisfactory to MUSL. All of the indemnities set forth in this Section 6.1 shall survive the cancellation or termination of this Agreement.

              6.2 Indemnity Payment. Upon the occurrence of any of the events set forth in Section 6.1, TSFC unconditionally agrees to pay MUSL, upon written demand, the Indemnified Amount.



              7. REPRESENTATIONS, WARRANTIES AND COVENANTS

              TSFC represents, warrants and covenants that:

              7.1 Due Organization. It is a corporation duly organized and validly existing in good standing under the laws of California, and is duly qualified or otherwise authorized to do business wherever necessary to carry on its present business and operations and to perform its respective obligations under each Operative Document and each Lease.

              7.2 Authority. It has the full power, authority and legal right to enter into and perform its obligations under each Operative Document.

              7.3 Principal Place of Business. Its chief executive office is in Livermore, California, and the office where it maintains its records concerning


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payments under leases is in Austin, Texas, and it will not change such principal place of business or remove from such place where it maintains its records, such records or any other records relating to the Leases or related Equipment, or change its name, identity or corporate structure, without at least thirty (30) days prior written notice to Lender.

              7.4 Binding Obligations. Each Operative Document has been duly authorized and upon execution and delivery will constitute legal, valid and binding obligations, enforceable against it in accordance with the terms thereof.

              7.5 Approvals and Consents. No stockholder approval, or approval or consent of any trustee or holder of any indebtedness or obligation, or authorization, consent, approval or license by, exemption from or registration with, any court or governmental department, commission, board, agency or instrumentality, domestic or foreign, is necessary in connection with the execution, delivery and performance of its obligations under the Operative Documents, and no consent of any owner, lessor or mortgagee of premises where any Equipment is located is needed to permit MUSL or TSFC to enforce the rights of the lessor under the Leases or, if required, the same have been obtained and certified copies have been delivered to MUSL.

              7.6 Compliance with Laws. There is no law, governmental rule, regulation, judgment, decree or order binding on it that would be contravened by the execution and delivery of, and performance under, the Operative Documents. It will at all times comply with, or cause to be complied with, all laws, statutes, rules, regulations, orders and directions of any governmental authority having jurisdiction over it or its business if not complied with, would have a material adverse effect on TSFC's business, condition (financial or other), performance, operations, properties or prospects or on its ability to perform its obligations under the Operative Documents or the Leases.

              7.7 Clear Ownership. On the Closing Date, it is the record and beneficial owner of 100% of each Lease and all Equipment subject to Leases in which it is named as Lessor free and clear to all mortgages, deeds of trust, pledges and other liens, security interests, charges or encumbrances, except for liens for taxes due but not yet payable and shall promptly deliver to MUSL any executed counterparts of Leases which were not delivered to MUSL pursuant to
Section 5.3(a) and which have subsequently come into its or CCI's possession.

              7.8 Filings. The Uniform Commercial Code filings made against the Lessee and assigned in favor of MUSL create a valid and perfected first priority security interest in the Equipment.

              7.9 Actions. There are no actions, suits, proceedings, claims or disputes pending or, to its knowledge, threatened against or affecting it or its properties before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, if determined adversely to it, would have a material adverse effect on its business, condition (financial or other), performance, operations, properties or prospects, its ability to perform its obligations under the Operative Documents or the Leases.

              7.10 Payment of Taxes. It has filed and will file all tax returns (federal, state and local) required to be filed and has paid all taxes shown thereon to be due, including interest and penalties, unless it is contesting the payment of certain taxes in good faith and has established adequate reserves therefor.

              7.11 Notices. It will send to MUSL copies of all significant notices received by it, including, but not limited to, any notices with respect to the terms of any Lease, and other instruments or communications required or permitted to be given by the Lessee under any Lease.

              7.12 Further Assurances; Enforcement of Leases. It will: (a) preserve and maintain its corporate existence and all rights, privileges and franchises now enjoyed and conduct its business in an orderly, efficient and customary manner; and (b) from time to time, at its own expense, take all actions reasonably necessary to establish, preserve, protect and perfect the rights created by this Agreement, including, without limitation, (i) the full and punctual performance of all of its obligations under the Leases; and (ii) the exercise of any and all rights of the lessor under the Leases as may be requested by MUSL in connection with its administration of the Leases to assure full compliance with the terms and provisions thereof and to protect MUSL's interest in the Leases and related Equipment.

              7.13 Validity and Enforceability of Leases and Guaranties. Each Eligible Lease and Guaranty submitted to MUSL pursuant to Section 5.3 is genuine and valid and is not subject to any offset, deduction, counterclaim or lien.

              7.14 Leases Duly Entered Into. All parties to each Lease and Guaranty have full power, authority and legal right to enter into and perform its obligations under such Lease or Guaranty, as the case may be and each Lease and Guaranty will be duly authorized, executed and delivered by the parties thereto; provided, however, TSFC shall not make the foregoing representation and warranty with respect to each Lease and Guaranty for which TSFC submits pursuant to Section 5.3 a duly executed incumbency certificate and certified corporate resolutions in form and substance satisfactory to MUSL. Each Lease and Guaranty will constitute legal, valid and binding obligations of the parties thereto and will be enforceable in accordance with their respective terms and will be in full force and effect on the Closing Date relating thereto, and no default thereunder shall exist on such Closing Date. The entire agreement with each Lessee is embodied solely in the executed counterparts of the applicable Lease and other documentation furnished to MUSL with respect to such Lease.

              7.15 Equipment Description Each Lease describes the Equipment leased to the Lessee named in such Lease, the Rent required for such Equipment and any applicable early termination payments.

              7.16 Leases Comply with Laws. Each Lease complies with and does not violate applicable laws, regulations or contractual specifications or warranties, including without limitation, any applicable laws relating to maximum rates of interest (whether or not imputed) or similar charges and all required disclosures have been made with respect thereto under federal truth-in-lending and truth-in-leasing regulations to the extent applicable.

              7.17 No Impairment of Value or Rights. It will not do anything that might impair the value of any Lease or Equipment or any of the rights or obligations of the parties hereto under any Lease.

              7.18 No Lessor Liens; Good Title. No Lease submitted to MUSL pursuant to Section 5.3, or any Equipment subject thereto, or any other of its rights therein, has been assigned to, or shall be subject to, any lien or security interest in favor of, any person other than MUSL. TSFC has and conveys, assigns, transfers and sells to MUSL with respect to each Lease and the Equipment purchased hereunder, good and marketable title, free and clear of all liens, encumbrances or security interests except the interest of Lessee as lessee under the Lease. TSFC MAKES NO WARRANTY EXPRESS OR IMPLIED AS TO THE EQUIPMENT'S MERCHANTABILITY OR ITS FITNESS FOR ANY PARTICULAR PURPOSE.

              7.19 Notifications. It will promptly notify MUSL of:

                   (a) any event of default or event which, upon the lapse of time or giving of notice, or both, would become an event of default, or any event which is, or upon the lapse of time or giving of notice, or both, would become a default under or breach of the Operating Agreement;

                   (b) any and all litigation or other matters or events concerning it or any Lessee that has a reasonable possibility of materially and adversely affecting its or any Lessee's business, condition (financial or other), performance, operations, properties or prospects or adversely affecting MUSL's interest in the Lease or related Equipment.

              7.20 Books and Records Financial and Other Information. It shall:

                   (a) maintain adequate books, accounts and records and prepare all financial statements required hereunder in accordance with generally accepted accounting principles and practices consistently applied and in compliance with the regulations of any governmental regulatory body having jurisdiction over it;

                   (b) give MUSL and its representatives, at all reasonable times and upon reasonable notice, access to all records, files and books of accounting pertaining to all transactions subject to this Agreement, and permit MUSL and its representatives to inspect, audit and make extracts therefrom;

                   (c) upon the occurrence of an event of default or an event which, upon the lapse of time or giving of notice, or both, would become an event of default, permit MUSL to exercise the inspection rights of TSFC under the Leases, on a non-exclusive basis.


MUSL represents, warrants and covenants that:

              7.21 Due Organization. It is a corporation duly organized and validly existing in good standing under the laws of Pennsylvania, and is duly qualified or otherwise authorized to do business wherever necessary to carry on its present business and operations and to perform its respective obligations under each Operative Document and each Lease.

              7.22 Authority. It has the full power, authority and legal right to enter into and perform its obligations under each Operative Document.

              7.23 Binding Obligations. Each Operative Document has been duly authorized and upon execution and delivery will constitute legal, valid and binding obligations, enforceable against it in accordance with the terms thereof.

              7.24 Approvals and Consents. No stockholder approval, or approval or consent of any trustee or holder of any indebtedness or obligation, or authorization, consent, approval or license by, exemption from or registration with, any court or governmental department, commission, board, agency or instrumentality, domestic or foreign, is necessary in connection with the execution, delivery and performance of its obligations under the Operative Documents.

              7.25 Payment of Taxes. On and after the financing of a Lease and Equipment hereunder, it will file all sale, use and property tax returns required to be filed by it thereon and will pay all taxes shown thereon to be due, including interest and penalties, unless it is contesting the payment of certain taxes in good faith and has established adequate reserves therefor.

              8. REPOSSESSION AND REMARKETING

              8.1 Request to Repossess; Remarketing. Upon MUSL's determination that a default exists under a Lease and that such default remains uncured within the time, if any, for curing the same permitted by the Lease, MUSL may request TSFC to act, on terms and conditions acceptable to TSFC, as MUSL's agent to use diligent efforts to repossess the Equipment subject to such Lease as promptly and efficiently as is legally permissible and to thereafter to repair, service, refurbish and update, as needed, and attempt to sell or re-lease such Equipment on a non-priority (but non-discriminatory) basis and on such terms and conditions as reflect fair market value for similar equipment and are acceptable to MUSL, in its sole discretion. TSFC shall promptly respond to MUSL's request setting forth such terms and conditions.

              9. MISCELLANEOUS

              9.1 General. Waiver of any particular right or provision shall not be a waiver of any other right or provision. The parties' rights are cumulative and not alternative. No waiver or change, modification or amendment in this Agreement shall bind MUSL or TSFC unless an officer of MUSL and TSFC, has agreed to such waiver or change, modification or amendment in writing. Any provision of this Agreement contrary to, prohibited by or invalid under applicable laws or regulations shall be inapplicable and deemed omitted herefrom, but shall not invalidate the remaining provisions hereof. No oral agreement, guaranty or warranty shall be binding. This Agreement shall be governed by the laws of California.

              9.2 Notices. All notices, demands, directions, consents and approvals hereunder shall be in writing and shall be delivered in person, by telecopy, by overnight courier or by prepaid certified mail, addressed to the party for whom it is intended, if to

                  Triad Systems Financial Corporation
                  3055 Triad Drive

                  Livermore, CA 94550
                  Attn: Bill Allen, President
                  Telecopy: 925 455 6917

                  With copy to:

                  Cooperative Computing, Inc.
                  6207 Bee Cave Road
                  Austin TX 78746-5146
                  Attn: Walter Earl Bissex
                  Telecopy: 512 347 9914




and if to

                           Mellon US Leasing, a Division of
                           Mellon Leasing Corporation
                           525 Market Street, Suite 3500
                           San Francisco, California 94105
                           Attention: President
                           Telecopy No.: 415/538-9611

and shall be deemed delivered on the day of actual receipt. Either party may change its address for the receipt of notices, demands, directions, consents, and approvals by notice duly given to the other party pursuant to this Section 9.2.

              Notices may also effectively be given by transmitting over electronic devices such as facsimile machine, if either party to whom such notice is being sent has such device in its office. Notices given by electronic transmitting devices shall be deemed effective on the date of transmission.

              9.3 Waivers. TSFC hereby waives demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, and all other demands and notices of any description, except as expressly provided herein. No delay or omissions on the part of either party in exercising any right, remedy, option, or notice of default, except as any pertinent statute of limitations which may apply, on any one occasion, shall be construed as a bar to or waiver of any other default, right, remedy or option, or the same default, right, remedy or option any future occasion.

              9.4 Costs and Expenses. In any case where MUSL or TSFC is entitled hereunder to reimbursement of costs and expenses, such costs and


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
expenses shall include interest on any judgment and court costs, reasonable legal fees and expenses (including allocated fees of internal counsel).

              9.5 Successors; Assigns. This Agreement shall inure to the benefit of and be binding upon MUSL and TSFC and their respective successors and permitted assigns. Neither party may assign this Agreement without the other party's consent, unless such assignment is to any wholly owned subsidiary, parent or affiliate of the assigning party. If either party does not consent to such proposed assignment, TSFC shall have the option to prepay the outstanding aggregate Purchase Repayment Amount to MUSL at a price to be determined by mutual agreement of the parties.

              9.6 Entire Agreement. The terms and conditions herein contained constitute the entire agreement between MUSL and TSFC with respect to the subject matter hereof, except to the extent other agreements are referred to herein or contemplated hereby or executed contemporaneously herewith, and supersede all previous communications whether oral or written between MUSL and TSFC with respect to such subject matter. No agreement or understanding varying or extending any rights or obligations hereunder of either of the parties shall be binding unless in a writing signed by a duly authorized officer or representative of the party against which such variance or extension is sought to be enforced.

              9.7 Headings; Titles. The cover and titles for Sections used in this Agreement are intended to be descriptive only and shall not be deemed to limit, extend or in any way modify the meaning of the text of this Agreement.

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their officers thereunto duly authorized as of the day and year first above written.

TRIAD SYSTEMS FINANCIAL CORPORATION,
a California corporation

By: _______________________________
      Its: Authorized Signatory

MELLON US LEASING, A DIVISION OF
MELLON LEASING CORPORATION,
a Pennsylvania corporation

By: ________________________________
      Its: Authorized Signatory

Exhibits

A.       Eligible Lease, Guaranty
B.       Operating Agreement
C.       Assignment and Bill of Sale
D.       Credit Application
E.       Funding Commitment
F.       Notice of Assignment


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